EXHIBIT 10.7a

ADDITIONAL AGREEMENT
to Purchase Agreement dated as of August 3, 2010 (“Purchase Agreement”)

THIS ADDITIONAL AGREEMENT (the "Additional Agreement") is made and entered into as of August 13, 2010 (the "Effective Date"), by and between the Emerging Media Holdings, Inc., a Nevada corporation (hereinafter referred to as "EMDH") and a Shareholder trust represented by STIPULA FINANCIAL INC., a BVI Company (hereinafter referred to as "Purchaser"), (collectively the two companies are hereinafter referred to as the "Parties").

The Parties hereby agree to amend the Purchase Agreement as follows:

SECTION 1. CLOSING. DATE

1.1  The closing ("Closing") under the Purchase Agreement shall occur not later then September 01, 2010 (the "Closing Date"). The Closing will take place on such date (before September 01, 2010) and time, and at such place and in such manner, as may be agreed upon by the Parties.

1.2  The Closing will be announced by EMDH.

SECTION 2. MISCELLANEOUS

This Additional Agreement supersedes the prior provisions regarding the closing date under the Purchase Agreement.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Additional Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ATTEST: Emerging Media Holdings Inc.

/s/ Iurie Bordian
BY: Jude BORDIAN, CEO

ATTEST: STIPULA FINANCIAL INC.

/s/ Iacob Senseutchi, Attorney-in-fact
BY: Iacob Senseutchi, Attorney-in-fact